Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 15, 2007, with respect to the consolidated financial statements of Sherman Financial Group LLC and subsidiaries included in the 2006 Annual Report of Radian Group Inc. on Form 10-K for the year ended December 31, 2006, which is incorporated by reference into this Registration Statement. We consent to the incorporation by reference in the Registration Statement.

/s/ Grant Thornton LLP

Raleigh, North Carolina

December 16, 2008